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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
             (Exact name of Registrant as specified in its charter)

                CANADA                               98-0131231
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)              Identification No.)

465 GODIN AVENUE, VANIER, QUEBEC, CANADA                                 G1M 3G7
(Address of principal executive offices)                              (Zip Code)

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Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                       Name of each exchange on which
               to be registered                        each class is to be registered
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                     None                                           None
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

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration file number to which this form
relates:  333-38956   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Subordinate voting shares, no par value
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the subordinate voting shares, no par value, of EXFO Electro-Optical Engineering Inc. (the "Registrant") set forth under the caption "Description of Share Capital" contained in the Registrant's Registration Statement on Form F-1 (File No. 333-38956), as originally filed with the U.S. Securities and Exchange Commission on June 9, 2000, is incorporated herein by reference, in its entirety, and made a part hereof.

ITEM 2.  EXHIBITS.

     All of the following exhibits have been filed as exhibits to the Registrant's Registration Statement on Form F-1 (File No. 333-38956), and are hereby incorporated by reference.

EXHIBIT NUMBER                            DESCRIPTION OF EXHIBIT
--------------         ------------------------------------------------------------
     3.1               Amended Articles of Incorporation of the Registrant, as
                       currently in effect
     3.2               By-laws of the Registrant
     3.3               Form of Amended and Restated Articles of Incorporation of
                       the Registrant, to be effective immediately prior to the
                       consummation of this offering
     4.1               Form of Subordinate Voting Share Certificate

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 26, 2000

                                        EXFO ELECTRO-OPTICAL ENGINEERING INC.

                                        By:       /s/ GERMAIN LAMONDE
                                           -------------------------------------
                                           Name:      Germain Lamonde
                                           Title:  Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

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                               INDEX TO EXHIBITS

EXHIBIT NUMBER                            DESCRIPTION OF EXHIBIT
--------------         ------------------------------------------------------------
     3.1*              Amended Articles of Incorporation of the Registrant, as
                       currently in effect
     3.2*              By-laws of the Registrant
     3.3*              Form of Amended and Restated Articles of Incorporation of
                       the Registrant, to be effective immediately prior to the
                       consummation of this offering
     4.1*              Form of Subordinate Voting Share Certificate

     * Incorporated by reference from the exhibits filed as part of the Registrant's Registration Statement on Form F-1 (File No. 333-38956).